EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 26, 2014, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in JDS Uniphase Corporation’s Annual Report on Form 10-K for the year ended June 28, 2014.

/s/   PricewaterhouseCoopers LLP

San Jose, California

February 5, 2015